                                                                   Exhibit 99.1

                               [FRIEDMAN'S LOGO]


FOR IMMEDIATE RELEASE

Contact:

Victor M. Suglia
Senior Vice President & Chief Financial Officer

Contact Telephone Number: (912) 233-9333 x6103




                 FRIEDMAN'S ANNOUNCES RECORD EARNINGS RESULTS
                           FOR THE HOLIDAY QUARTER




SAVANNAH, Georgia (January 15, 2002) - Friedman's Inc. (Nasdaq/NM: FRDM), one of the leading retailers of fine jewelry in the United States, today announced record financial results for its first fiscal quarter ended December 29, 2001.


For the first fiscal quarter ended December 29, 2001, net sales increased 5.6%, to $183.1 million from $173.4 million during the comparable period last year. Comparable store sales increased 3.1% during the first fiscal quarter versus an increase of 5.5% for the comparable quarter last year. Diluted earnings per share for the first fiscal quarter increased 5.0% to a record $1.26 per share, on 14,618,000 weighted average shares outstanding compared to $1.20 per share, on 14,473,000 weighted average shares outstanding for the comparable period last year. At December 29, 2001, the Company had 645 stores in operation, an increase of 2.2% from the prior year.

The table below summarizes Friedman's financial and operating results for the fiscal quarters ended December 29, 2001 and December 30, 2000:

               (Amounts in millions, except per share amounts)


                                                                 Fiscal Quarter Ended
                                                             ----------------------------    % Increase
                                                             12/29/01            12/30/00    (Decrease)
                                                             --------            --------    ----------
Net sales (1)                                                  $183.1              $173.4          5.6%
Comparable store sales                                           3.1%                5.5%          ----
EBITDA                                                           31.5                30.1          4.8%
Income from operations                                           28.7                27.2          5.5%
Net income                                                       18.4                17.3          6.4%
Diluted earnings per share                                      $1.26               $1.20          5.0%
Weighted average shares - dilutive                               14.6                14.5          1.0%
Number of stores                                                  645                 631          2.2%

Credit data (2)
-----------
Allowance as a percent of receivables                           13.6%               12.0%          1.6%
Currency (3)                                                    85.2%               86.2%        (1.0)%
Delinquency 90+ days past due                                    6.5%                5.4%          1.1%
Counter payments (4)                                             8.83                9.00        (1.9)%


-------------------

(1) Excludes a $1.8 million and $2.0 million reclassification for sales returns between sales and cost of sales for the quarter ended December 29, 2001 and December 30, 2000, respectively. This reclassification has no impact on earnings.

(2) As of December 29, 2001 and December 30, 2000, respectively.

(3) Percent of accounts receivable less than 30 days past due.

(4) In store credit payments on a per day, per store basis for comparable stores only.


Commenting on the results, Bradley J. Stinn, Chief Executive Officer of Friedman's said, "We are very pleased with our financial results for our first fiscal quarter. We achieved record sales in the important Christmas selling season and delivered earnings per share that exceeded consensus analyst estimates. Our balance sheet is in excellent shape with inventories lower year-over-year and an increased net reserve position against our receivables."


Friedman's Inc. is a leading specialty retailer of fine jewelry based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers. At January 15, 2001 Friedman's Inc. operated a total of 645 stores in 20 states, of which 425 were located in power strip centers and 220 were located in regional malls. The



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

Company also offers products on-line at www.friedmans.com. Friedman's Class A Common Stock is traded on the Nasdaq National Market (Nasdaq symbol, FRDM).




                             ********************

SOME OF THE STATEMENTS INCLUDED IN THIS PRESS RELEASE, PARTICULARLY THOSE ANTICIPATING FUTURE FINANCIAL PERFORMANCE, BUSINESS PROSPECTS, GROWTH AND OPERATING STRATEGIES AND SIMILAR MATTERS, ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. FOR THOSE STATEMENTS, WE CLAIM THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ESTIMATES PROVIDED ARE THE FOLLOWING: THE CONTINUED UNCERTAINTY REGARDING THE RECOVERY OF THE U.S. GENERAL ECONOMY, CONSUMER CONFIDENCE IN THE FACE OF FEARS OF A CONTINUED RECESSION AND THE CONFLICT IN AFGHANISTAN AND THE EFFECT OF THESE FACTORS ON OUR TARGET CUSTOMER PURCHASING PATTERNS INCLUDING THEIR USE OF OUR CREDIT PROGRAM; THE ECONOMIC CONDITIONS IN THE LOCAL ECONOMIES INCLUDING NEW AREAS INTO WHICH WE EXPAND AS THE RESULT OF LAYOFFS AND CORPORATE CONSOLIDATIONS WHICH MAY INCREASE THE UNCERTAINTY OF OUR CUSTOMER CREDIT PORTFOLIOS IN THESE AREAS; OUR ABILITY TO IMPROVE GROSS MARGINS AND OPERATING MARGINS, WHICH IN TURN IS DEPENDENT ON OUR MERCHANDISE MIX AND CONTINUED EFFORTS TO HOLD DOWN OUR OPERATING EXPENSES; OUR ABILITY TO ACHIEVE GREATER OPERATING EFFICIENCIES AT EXISTING STORES; AND OTHER RISK FACTORS IDENTIFIED FROM TIME TO TIME IN OUR SEC REPORTS, INCLUDING, BUT NOT LIMITED TO, THE REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 29, 2001.


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


                               FRIEDMAN'S INC.
                    Condensed Consolidated Balance Sheets
          (Dollars in thousands, except per share and share amounts)



                                                                                                     December 29,     December 30,
                                                                                                         2001           2000 (1)
                                                                                                     ------------     ------------
Assets
Current Assets:
   Cash and cash equivalents .....................................................................         $570              $301
   Accounts receivable, net of allowance for doubtful accounts of $27,077
                       at December 29, 2001, and $21,518 at December 30, 2000 ....................      171,890           157,975
   Inventories, at cost  .........................................................................      152,520           153,393
   Deferred income taxes .........................................................................        3,002             3,107
   Other current assets  .........................................................................        7,977             6,900
                                                                                                     ------------     ------------
                       Total current assets ......................................................      335,959           321,676

Equipment and improvements, net ..................................................................       54,543            57,883
Tradename rights, net ............................................................................        5,022             5,375
Receivable from Crescent Jewelers ................................................................      103,471                 0
Other assets .....................................................................................        3,022             3,775
                                                                                                     ------------     ------------
                        Total assets .............................................................     $502,017          $388,709
                                                                                                     ============     ============

Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable ..............................................................................      $92,339           $95,860
   Accrued liabilities and other .................................................................       34,741            39,740
   Bank debt, Crescent Jewelers ..................................................................      103,471                 0
   Bank debt, Friedman's and capital lease obligation ............................................       28,348                 0
                                                                                                     ------------     ------------
                       Total current liabilities .................................................      258,899           135,600
                                                                                                     ------------     ------------

Long term bank debt, Friedman's ..................................................................            0            22,307
Long term capital lease obligation ...............................................................          929                 0
Deferred income taxes and other ..................................................................        1,257             1,852
Minority interest in equity of subsidiary ........................................................          107               747

Stockholders' Equity:
   Preferred stock, par value $.01, 10,000,000 shares authorized
                       and none issued ...........................................................            -                 -
   Class A common stock, par value $.01, 25,000,000 shares authorized,
                       13,328,545 issued and outstanding (13,285,533 at December 30, 2000) .......          133               133
   Class B common stock, par value $.01, 7,000,000 shares authorized,
                       1,196,283 issued and outstanding (1,196,283 at December 30, 2000) .........           12                12
   Additional paid-in-capital ....................................................................      119,055           118,829
   Retained earnings .............................................................................      122,720           110,404
   Stock purchase loans ..........................................................................      (1,095)           (1,175)
                                                                                                     ------------     ------------
                                                     Total stockholders' equity ..................      240,825           228,203
                                                                                                     ------------     ------------
                                                     Total liabilities and stockholders' equity ..     $502,017          $388,709
                                                                                                     ============     ============

     (1) Certain balances as of December 30, 2000 have been reclassified to conform to the current year financial statement presentation.




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


                               FRIEDMAN'S INC.
                        Consolidated Income Statements
                (Amounts in thousands, except per share data)

                                                                      For the three months ended,
                                                                 December 29,               December 30,
                                                                     2001                       2000
                                                                 ------------               -------------
Net Sales ......................................................    $183,130                    $173,434

Operating Costs and Expenses:
                 Cost of goods sold including occupancy,
                                   distribution and buying .....      91,281                      87,135
                 Selling, general and administrative
                                   expenses ....................      60,342                      56,239
                                                                 ------------               -------------
Operating income before depreciation
                 and amortization ..............................      31,507                      30,060

Depreciation and amortization ..................................       2,777                       2,826
                                                                 ------------               -------------

Income from operations .........................................      28,730                      27,234

Interest expense ...............................................         393                         774
                                                                 ------------               -------------

Income before income taxes .....................................      28,337                      26,460
Income tax  expense ............................................       9,926                       9,331
Equity investments minority interest portion                            (23)                       (202)
                                                                 ------------               -------------

Net income .....................................................     $18,434                     $17,331
                                                                 ============               =============

Diluted earnings per share .....................................       $1.26                       $1.20
                                                                 ============               =============

Basic earnings per share .......................................       $1.27                       $1.20
                                                                 ============               =============

Weighted average shares - dilutive .............................      14,618                      14,473

Weighted average shares - basic ................................      14,521                      14,473

Number of stores open ..........................................         645                         631



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